                                                                      EXHIBIT 99

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                   CONTACT: P. BLAKE DUPUIS
                                                                    936-291-2277

                        MITCHAM INDUSTRIES REPORTS THIRD
                                 QUARTER PROFIT

HUNTSVILLE, Texas - December 15, 2003 - Mitcham Industries, Inc. (NASDAQ: MIND) reported third quarter pre-tax net income from continuing operations of $105,000, or $0.01 per share, on revenues of $7,275,000. For the third quarter of the prior fiscal year, the Company reported a net loss from continuing operations, before income taxes, of $3,013,000, or ($0.34) per share, on revenues of $2,680,000. Due to a non-recurring tax benefit recorded in the prior year period, the reported net loss was $1,078,000, or ($0.12) per share.

Third quarter equipment leasing revenue increased to $3,970,000 from $1,758,000 in the comparable quarter of the prior year. Equipment sales revenue increased to $3,305,000 from $922,000 in the prior year. Margin on equipment sales was $1,750,000 as compared to $277,000 in the prior year.

Commenting on the third quarter results, Billy F. Mitcham Jr., President and CEO said, "Contributing to our improved third quarter results were several significant new lease contracts and the inclusion of operations of our wholly-owned subsidiary Seismic Asia Pacific Pty Ltd., which serves the growing South East Asian market from Brisbane, Australia. It appears that after a prolonged period of constrained demand, land-based seismic leasing activity is beginning to strengthen in our core markets. We believe that we will experience our typical seasonal increase in activity as we enter the North American winter season."

"A number of used equipment sales on which we realized an aggregate gross margin of over 50% also contributed to our improved results for the third quarter. However, we expect equipment sales to return to normalized levels in future quarters," concluded Mitcham.

For the nine months ended October 31, 2003, the Company reported a net loss from continuing operations of $2,686,000, or ($0.31) per share, on revenues of $17,071,000. In the prior year's nine-month period, the Company reported a net loss from continuing operations of $5,568,000, or ($0.64) per share, on revenues of $10,736,000. The Company's net loss for the nine months ended October 31, 2003 was $5,478,000, or

($0.63) per share, as compared to a net loss of $7,168,000, or ($0.82) per share, for the nine months of the prior year.

Mitcham Industries, Inc., a geophysical equipment supplier, offers for lease or sale, new and "experienced" seismic equipment to the oil and gas industry, seismic contractors, environmental agencies, government agencies and universities. Headquartered in Texas, with sales and services offices in Calgary, Canada, Brisbane, Australia and associates throughout Europe, South America and Asia, Mitcham conducts operations on a global scale and is the leading independent exploration equipment lessor in the industry.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included herein, including statements regarding potential future demand for the Company's products and services, the Company's future financial position and results of operations, business strategy and other plans and objectives for future operations, are forward-looking statements. Actual results may differ materially from such forward-looking statements. Important factors that could cause or contribute to such differences include a prolonged and gradual recovery, or no full recovery, of the energy services sector of a depressed oil and gas industry, and thereafter, the inherent volatility of oil and gas prices and the related volatility of demand for the Company's services; loss of significant customers; significant defaults by customers on amounts due to the Company; international economic and political instability; dependence upon additional lease contracts; the risk of technological obsolescence of the Company's lease fleet; vulnerability of seismic activity and demand to weather conditions and seasonality of operating results; dependence upon few suppliers; and other factors which are disclosed in the Company's Securities and Exchange Commission filings, available from the Company without charge.

                                     M O R E


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                            MITCHAM INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


                                                                   Three Months Ended                 Nine Months Ended
                                                                        October 31,                      October 31,
                                                              ----------------------------      ----------------------------
                                                                  2003            2002             2003             2002
                                                              -----------      -----------      -----------      -----------
REVENUES:
Equipment leasing                                             $     3,970      $     1,758      $    10,574      $     5,840
Equipment sales                                                     3,305              922            6,497            4,896
                                                              -----------      -----------      -----------      -----------
          Total revenues                                            7,275            2,680           17,071           10,736

COSTS AND EXPENSES:
Direct costs - seismic leasing                                        896              343            1,756            1,009
Cost of equipment sales                                             1,555              645            3,300            4,052
General and administrative                                          1,287            1,039            3,818            3,281
Provision (benefit) for doubtful accounts                              25               --               25           (1,704)
Depreciation                                                        3,336            3,603           10,767           11,168
                                                              -----------      -----------      -----------      -----------
          Total costs and expenses                                  7,099            5,630           19,666           17,806
                                                              -----------      -----------      -----------      -----------

OPERATING INCOME (LOSS)                                               176           (2,950)          (2,595)          (7,070)

Other income (expense) - net                                          (71)             (63)             (91)            (145)
                                                              -----------      -----------      -----------      -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                                          105           (3,013)          (2,686)          (7,215)
Benefit for income taxes                                               --           (1,935)              --           (1,647)
                                                              -----------      -----------      -----------      -----------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                          105           (1,078)          (2,686)          (5,568)
                                                              -----------      -----------      -----------      -----------
Loss from discontinued operations (including impairment
  charge of $700)                                                      --             (788)          (2,792)          (1,600)
                                                              -----------      -----------      -----------      -----------
NET INCOME (LOSS)                                             $       105      $    (1,866)     $    (5,478)     $    (7,168)
                                                              ===========      ===========      ===========      ===========


Income (loss) per common share from continuing operations
  Basic and diluted                                           $      0.01      $     (0.12)     $     (0.31)     $     (0.64)

Loss per common share from discontinued operations
  Basic and diluted                                           $        --      $     (0.09)     $     (0.32)     $     (0.18)

Net income (loss) per common share - basic and diluted        $      0.01      $     (0.21)     $     (0.63)     $     (0.82)

Shares used in computing income (loss) per common share:
   Basic                                                        8,795,000        8,745,000        8,763,000        8,749,000
   Dilutive effect of common stock equivalents                     78,000               --               --               --
                                                              -----------      -----------      -----------      -----------
   Diluted                                                      8,873,000        8,745,000        8,763,000        8,749,000
                                                              ===========      ===========      ===========      ===========

                                    M O R E

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                            MITCHAM INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                    October 31,     January 31,
                               ASSETS                                  2003            2003
                                                                    -----------     -----------
                                                                    (Unaudited)
CURRENT ASSETS:
  Cash                                                               $    4,637      $    5,170
  Accounts receivable, net                                                6,512           3,544
  Notes receivable                                                        2,038              12
  Prepaid expenses and other current assets                                 622             627
                                                                     ----------      ----------
     Total current assets                                                13,809           9,353
Seismic equipment lease pool, property and equipment                     86,369          87,126
Accumulated depreciation of seismic equipment lease pool,
     property and equipment                                             (58,854)        (52,183)
Notes receivable                                                            552              --
Other assets                                                                 11              44
                                                                     ----------      ----------
     Total assets                                                    $   41,887      $   44,340
                                                                     ==========      ==========

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $    1,429      $    2,424
  Current maturities - long-term debt                                     2,180           2,092
  Equipment notes payable                                                 1,120              --
  Deferred revenue                                                          780             216
  Wages payable                                                             460             414
  Accrued expenses and other current liabilities                          1,216             914
                                                                     ----------      ----------
    Total current liabilities                                             7,185           6,060
Long-term debt                                                            2,979           4,622
                                                                     ----------      ----------
     Total liabilities                                                   10,164          10,682
SHAREHOLDERS' EQUITY:
  Preferred stock, $1.00 par value; 1,000,000 shares authorized;
    none issued and outstanding                                              --              --
  Common stock, $0.01 par value; 20,000,000 shares authorized;
    9,710,301 and 9,657,801 shares, respectively, issued                     97              97
  Additional paid-in capital                                             61,913          61,814
  Treasury stock, at cost, 915,000 shares                                (4,686)         (4,686)
  Deferred compensation                                                     (91)             --
  Accumulated deficit                                                   (27,593)        (22,122)
  Accumulated other comprehensive income (loss)                           2,083          (1,445)
                                                                     ----------      ----------
    Total shareholders' equity                                           31,723          33,658
                                                                     ----------      ----------
    Total liabilities and shareholders' equity                       $   41,887      $   44,340
                                                                     ----------      ----------

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